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EXHIBIT 23
                                GULIAN & COMPANY
                          Certified Public Accountants
                               62 West 47th Street
                                    Suite 912
                            New York, New York 10036

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                                 (212) 730-5798

United States Security and Exchange Commission
Washington, D.C.  20549

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We have issued our reports dated September 25, 1996, relating to the consolidated statements of financial position of Command Credit Corporation and subsidiaries at June 30, 1996 and 1995 and the related statements of operations, changes in shareholder's equity, cash flows and supporting schedules for the years ended June 30, 1996 and 1995. We consent to their use in the Company's Annual Report on Form 10-KSB.


/s/ Gulian & Company
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Gulian & Company
New York, New York
September 25, 1996